Exhibit 99.8

ENTECH SOLAR, INC.

NOTICE OF GUARANTEED DELIVERY

RELATING TO SHARES SUBSCRIBED FOR PURSUANT

TO THE BASIC SUBSCRIPTION RIGHT AND OVER-SUBSCRIPTION PRIVILEGE

As set forth in Entech Solar, Inc.’s (the “Company’s”) Prospectus, dated [—], 2009, under “The Rights Offering-Payment Method,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of common stock, par value $0.001 per share, of the Company subscribed for pursuant to the basic subscription right and the over-subscription privilege. Such form may be delivered by overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on [—], 2009, the expiration date, unless extended or earlier terminated by the Company in its sole discretion (as such date may be extended, the “Expiration Date”) to the applicable address:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail Only:	By Overnight Delivery:
Attn: Entech Solar Rights Offering	Attn: Entech Solar Rights Offering
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) the member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of common stock subscribed for pursuant to both the basic subscription right and the over-subscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of (a) full payment for all shares of common stock subscribed for pursuant to the basic subscription right and the over-subscription privilege and (b) a properly completed and duly executed Form of Exercise, Sale or Transfer of Subscription Rights. The Form of Exercise, Sale or Transfer of Subscription Rights and full payment must be received by the Subscription Agent at or prior to 5:00 New York City time, on [—], 2009 (or, if the rights offering is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on [—], 2009 (or, if the offer is extended, by the close of business on the third business day after the offer expires) of (i) a properly completed and duly executed Form of Exercise, Sale or Transfer of Subscription Rights and (ii) full payment of the subscription price for each share of common stock subscribed for pursuant to the basic subscription right and the over-subscription privilege, if applicable, as subscription for such shares is indicated herein and on the Form of Exercise or Transfer of Subscription Rights.

Broker Assigned Control #

ENTECH SOLAR, INC.

1. Basic Subscription Rights	Number of rights exercised:	rights

	Number of shares subscribed for pursuant to the Basic Subscription Right for which you are guaranteeing delivery of the Form of Exercise, Sale or Transfer of Subscription Rights and full payment:	shares

	Payment to be made in connection with the basic subscription right:	$

(Shares x $0.XX, the subscription price)

2. Over-Subscription Privilege	Number of shares subscribed for pursuant to the Over-Subscription Privilege for which you are guaranteeing delivery of the Form of Exercise or Transfer of Subscription Rights and full payment:	shares

	Payment to be made in connection with the Over-Subscription Privilege:	$

(Shares x $0.XX, the subscription price)

3. Totals	Total number of rights exercised:	rights

	Total number of shares subscribed for pursuant to the Basic Subscription Right and Over-Subscription Privilege for which you are guaranteeing delivery of the Form of Exercise or Transfer of Subscription Rights and full payment:	shares

	Total payment to be made:	$

4. Method of Delivery (check one):

☐	Through the Depository Trust Company (“DTC”).

☐	Direct to Computershare Trust Company, N.A., as Subscription Agent.

Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title

DTC Participant Number

Contact Name

Address

City	State	Zip Code

Phone Number

Date